Exhibit 5.1

[Letterhead of Winston & Strawn LLP]

April 10, 2009

Harley-Davidson Customer Funding Corp.,

    as Trust Depositor

222 West Adams Street, Suite 2000

Chicago, Illinois 60606

Re:                               Asset-Backed Notes

Registration Statement on Form S-3 (Registration No. 333-157910)

Ladies and Gentlemen:

We have acted as special counsel to Harley-Davidson Customer Funding Corp. (the “Company”), as depositor of the trusts (each, a “Trust”) to be created to issue asset-backed notes (the “Securities”), in connection with the filing of the Registration Statement on Form S-3 (Registration No. 333-157910) (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”), registering the Securities.  The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).  As described in the Registration Statement, the Securities will be issued under and pursuant to the terms of one or more Indentures.  Capitalized terms used but not defined herein have the meanings given to them in the Registration Statement.

This opinion letter is being delivered to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We are familiar with the proceedings to date with respect to the proposed issuance and delivery of the Securities and have examined copies of the Articles of Incorporation and By-laws of the Company, the Registration Statement and the prospectus and prospectus supplements included therein, the forms of the Indenture, the Trust Agreement and the Sale and Servicing Agreement filed as exhibits to the Registration Statement and such other documents, records and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.

Based on the foregoing, we are of the opinion that when (i) the Registration Statement, as finally amended, has become effective under the Securities Act, (ii) the terms, prices and interest rates of the Securities have been duly approved by the Board of Directors of the Company, (iii) the applicable Indenture relating to such Securities has been duly executed and delivered by the parties thereto in substantially the form filed as an exhibit to the Registration Statement, (iv) with respect to each Trust which will issue the Securities, the Certificate of Trust for such Trust has been duly executed and filed by the Owner Trustee with the Secretary of State of the State of Delaware, (v) the Indenture pursuant to which the Securities will be issued has been qualified under the Trust Indenture Act of 1939, as amended, (vi) the purchasers of the Securities shall have paid the purchase price therefor and the Securities have been duly executed and authenticated in accordance with the applicable Indenture pertaining to them, the Securities will be legally issued, fully paid and non-assessable and will be valid and binding obligations of the issuing Trust as issuer of such Securities enforceable in accordance with their terms, and entitled to the benefits of the applicable Indenture (subject to the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, arrangement, liquidation, conservatorship and moratorium laws and subject to the limitations imposed by other laws and judicial decisions relating to or affecting the rights of creditors generally, to general principles of equity, regardless of whether enforcement is considered in proceedings in equity or at law, and to an implied covenant of good faith and fair dealing).

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the offering of the Securities.

This opinion letter is limited to the laws of the United States of America and the States of Illinois and New York, and we express no opinion with respect to the laws of any other state or jurisdiction.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.  In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP